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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Event Requiring Report: OCTOBER 24, 2001


                           COOL CAN TECHNOLOGIES, INC.
                           ---------------------------
             (Exact name of registrant as specified in its charter)



               MINNESOTA               0-2714795            95-4705831
                ---------              ---------            ----------
       (State of Incorporation)       (Commission          (IRS Employer
                                       File Number)         Identification #)



                Suite 206, 4505 Las Virgenes Road, Calabasas, CA
       ------------------------------------------------------------------
                    (Address of Principal Executive Offices)



                                 (818) 871-9999
                    ----------------------------------------
              (Registrant's telephone number, including area code)


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ITEM  1.     CHANGES IN CONTROL OF REGISTRANT

Not applicable.


ITEM  2.     ACQUISITION OR DISPOSITION OF ASSETS

Not applicable.


ITEM  3.     BANKRUPTCY OR RECEIVERSHIP

Not applicable.


ITEM  4.     CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not applicable.


ITEM  5.     OTHER EVENTS

The Company has entered into a funding agreement with Bay Financial S.A. ("Bay Financial"), a shareholder of the Company. Under the terms of the funding agreement, Bay Financial will have the right to provide up to $1,000,000 US of funding on a private placement basis in tranches over the next 12-month period. The purchase price for shares purchased under the funding agreement will be 75% of the average closing price of the Company's common shares for the 10 day period immediately preceding receipt by the Company of a notice from Bay Financial of its intention to fund. Bay Financial has provided the Company with a notice of a first tranche of funding in the amount of $50,000 US.

The Company intends to utilize the capital provided through the financing with Bay Financial to complete its product development program and for general working capital purposes. The Company believes the capital provided by Bay Financial will be sufficient to complete its current development program for its patented INSTACOOL(TM) self-chilling beverage container technology.


ITEM  6.     RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Not applicable.


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ITEM  7.     FINANCIAL STATEMENTS

Not applicable.


(c)     Exhibits.

Exhibit  5.1:     Funding Agreement

Exhibit  5.2:     Notice of Funding


ITEM  8.     CHANGE IN FISCAL YEAR

Not Applicable.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                   COOL  CAN  TECHNOLOGIES,  INC.

                                   By: /s/ Bruce Leitch
Date:                              _______________________
                                   Bruce Leitch
                                   President & Director